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                                                                   Exhibit 99.10

                                 BROWN & WOOD
                            ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557
                          TELEPHONE:  (212) 839-5300
                          FACSIMILE:  (212) 839-5599



                                                October 31, 1995

Merrill Lynch North Carolina Municipal Bond Fund of
     Merrill Lynch Multi-State Municipal Series Trust
P.O. Box Box 9011
Princeton, New Jersey 08543-9011

Dear Sirs:

        This opinion is furnished in connection with the registration by Merrill Lynch Multi-State Municipal Series Trust, a Massachusetts business trust (the "Trust"), of 278,259 shares of beneficial interest, par value $0.10 per share (the "Shares"), of the Merrill Lynch North Carolina Municipal Bond Fund, a series of the Trust, under the Securities Act of 1933 pursuant to a registration statement on Form N-1A (File No. 33-48692), as amended (the "Registration Statement").
        As counsel for the Trust, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Declaration of Trust of the Trust, as amended, the By-Laws of the Trust and such other documents as we have deemed relevant to the matters referred to in this opinion.
        Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the
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Registration Statement for consideration not less than the par value thereof, will be legally issued, fully paid and nonassessable shares of beneficial interest, except that shareholders of the Trust may under certain circumstances be held personally liable for the Trust's obligations.
        In rendering this opinion, we have relied as to matters of Massachusetts law upon an opinion of Bingham, Dana & Gould rendered to the Trust.
        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus and Statement of Additional Information constituting parts thereof.


                                                   Very truly yours,

                                                   /s/ Brown & Wood


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